Exhibit 99.3

Icosavax, Inc. Announces Agreement to be Acquired by AstraZeneca

- Icosavax stockholders to receive $15.00 per share in cash at closing plus non-tradeable contingent value right (CVR) of up to $5.00 per share -

- Representing a total equity value of up to $1.1 billion including the CVR -

SEATTLE, December 11, 2023 — Icosavax, Inc. (Nasdaq: ICVX) today announced it has entered into a definitive agreement pursuant to which AstraZeneca, through an acquisition subsidiary, will initiate a tender offer to acquire all of Icosavax’s outstanding shares for a price of $15.00 per share in cash at closing, plus a non-tradable contingent value right to receive up to $5.00 in cash, payable upon achievement of specified regulatory and net sales milestones.

The upfront cash portion of the consideration represents an equity value of approximately $838 million and a 43% premium over Icosavax’s closing market price on December 11, 2023, and a 73% premium to Icosavax’s volume-weighted average price for the preceding 60 trading days. Combined, the upfront and maximum potential contingent value payments represent, if achieved, an equity value of approximately $1.1 billion and a 91% premium over Icosavax’s closing market price on December 11, 2023, and a 130% premium to Icosavax’s volume-weighted average price for the preceding 60 trading days.

The closing of the tender offer is subject to certain conditions, including the tender of shares representing at least a majority of the total number of Icosavax’s outstanding shares, and other customary closing conditions and regulatory clearances. Upon the successful completion of the tender offer, a subsidiary of AstraZeneca will be merged with and into Icosavax and any remaining shares of common stock of Icosavax will be cancelled and converted into the right to receive the same consideration (including the contingent value right) per share payable in the tender offer. Subject to the satisfaction of the conditions in the merger agreement, the acquisition is expected to close in the first quarter of 2024.

Adam Simpson, Chief Executive Officer, Icosavax, said, “We are pleased to announce the proposed acquisition of Icosavax by AstraZeneca as we believe it offers the opportunity to accelerate, and expand access to, our potential first-in-class combination vaccine for older adults at risk from RSV and hMPV. We look forward to combining our skills and expertise in advancing the development of IVX-A12, with AstraZeneca’s decades of experience in RSV, resources, and capabilities in late-stage development.”

Iskra Reic, Executive Vice President, Vaccines & Immune Therapies, AstraZeneca, said: “This virus-like particle vaccine technology has the potential to transform prevention against severe infectious diseases, including RSV and hMPV. With the addition of Icosavax’s Phase III-ready lead asset to our late-stage pipeline, we will have a differentiated, advanced investigational vaccine, and a platform for further development of combination vaccines against respiratory viruses. This aligns with our strategy to deliver a portfolio of therapies to address high unmet needs in infectious diseases, and our ambition to protect the most vulnerable patients who have high risk of severe outcomes.”

Concurrent with this press release, Icosavax issued a press release announcing positive topline interim results for Icosavax’s Phase 2 study of IVX-A12, a combination virus like particle (VLP) vaccine candidate targeting both respiratory syncytial virus (RSV) and human metapneumovirus (hMPV). The press release can be found at www.icosavax.com.

Centerview Partners LLC is serving as exclusive financial advisor to Icosavax and Latham & Watkins LLP is serving as legal counsel.

About Icosavax

Icosavax is a biopharmaceutical company leveraging its innovative VLP platform technology to develop vaccines against infectious diseases, with an initial focus on life-threatening respiratory diseases and a vision for combination and pan-respiratory vaccines. Icosavax’s VLP platform incorporates antigen design capabilities and technology to enable multivalent, particle-based display of complex viral antigens, which it believes will induce broad, robust, and durable protection against the specific viruses targeted. Icosavax’s lead program is a combination vaccine candidate targeting respiratory syncytial virus (RSV) and human metapneumovirus (hMPV). Its pipeline includes additional candidates that provide optionality as potential components of future combination and pan-respiratory vaccines, including influenza and SARS-CoV-2. Icosavax was formed in 2017 to advance the breakthrough VLP technology from the Institute for Protein Design at the University of Washington with the goal to discover, develop, and commercialize vaccines against infectious diseases. Icosavax is located in Seattle.

Additional Information and Where to Find It

The tender offer described above has not yet commenced. This communication is not an offer to buy nor a solicitation of an offer to sell any securities of Icosavax, Inc. The solicitation and the offer to buy shares of Icosavax’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials, that AstraZeneca PLC, AstraZeneca Finance and Holdings Inc. and Isochrone Merger Sub Inc. (Merger Sub), a wholly owned indirect subsidiary of AstraZeneca PLC, intend to file with the Securities and Exchange Commission (SEC). In addition, Icosavax will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Once filed, investors will be able to obtain a free copy of these materials and other documents filed by AstraZeneca, Merger Sub and Icosavax with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by Icosavax under the “Investors & News” section of Icosavax’s website at www.icosavax.com.

INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT OF ICOSAVAX AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.

Forward-Looking Statements

The statements included above that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements. The forward-looking statements are based on the company’s current beliefs and expectations and include, but are not limited to: statements regarding the planned completion of the transactions contemplated by the Agreement and Plan of Merger, dated as of December 11, 2023 (the Merger Agreement), by and among Icosavax, AstraZeneca and Merger Sub and the timing thereof; expectations regarding the benefits sought to be achieved in the transactions; Icosavax’s expectations regarding the potential benefits and commercial potential of its vaccine candidates and technology platform; the ability to advance the company’s development programs and the potential to accelerate and expand access to IVX-A12 and other future vaccine candidates; and AstraZeneca’s strategic vision. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing and completion of the tender offer and the merger; uncertainties as to the percentage of Icosavax stockholders tendering their shares in the tender offer; the possibility that competing offers will be made; the possibility that various closing conditions for the tender offer or the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); risks that the milestones related to the contingent value rights are not achieved; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; risks related to diverting management’s attention from Icosavax’s ongoing business operations; the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability; potential changes in AstraZeneca’s strategic vision; risks that results of a clinical trial at a particular time point may not predict future results; potential delays in the conduct of and receipt of data from clinical trials; unexpected adverse side effects or inadequate immunogenicity or efficacy of the company’s vaccine candidates; competing approaches and approved vaccines limiting the commercial value of the company’s vaccine candidates; regulatory developments in the United States and other countries; and other risks and uncertainties pertaining to Icosavax’s business, including the risks and uncertainties detailed in Icosavax’s public periodic filings with the SEC, as well as the tender offer materials to be filed by AstraZeneca and Merger Sub and the Solicitation/Recommendation Statement to be filed by Icosavax in connection with the tender offer.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Icosavax undertakes no obligation to revise or update these statements to reflect events or circumstances after the date hereof, except as required by law.

Media Contact:

Jessica Yingling, Ph.D.,

Little Dog Communications Inc.

jessica@litldog.com

858.344.8091

Investor Contact:

Laurence Watts

Gilmartin Group, LLC

laurence@gilmartinir.com

619.916.7620